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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The St. Joe Company:

We consent to the incorporation by reference in the registration statements, (No. 333-23571, No. 333-43007, No. 333-51726, and No. 333-51728) on Forms S-8
of The St. Joe Company of our reports dated February 3, 2003, with respect to the consolidated balance sheets of The St. Joe Company as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 2002, and related financial statement schedule, which reports appear in the December 31, 2002, annual report on Form 10-K of The St. Joe Company.

Our report on the consolidated financial statements refers to the adoption by The St. Joe Company of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002.


KPMG LLP
Jacksonville, Florida
March 24, 2003